Exhibit 10.8

SUBSCRIPTION AGREEMENT

TO:     The Directors of Viscogliosi Brothers Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 2,156,250 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

The undersigned agrees to take the Shares subject to the Certificate of Incorporation of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	VBOC Holdings LLC
Address:	505 Park Avenue, 14th Floor New York, NY 10022

VBOC Holdings LLC

By: Viscogliosi Brothers, LLC, Manager

By:	/s/ John J. Viscoglios
Name:	John J. Viscogliosi
Title:	Principal

Dated:	February 17, 2021

Accepted:

Viscogliosi Brothers Acquisition Corp.

Signed:	/s/ John J. Viscoglios
Name:	John J. Viscogliosi
Title:	Chief Executive Officer

Dated:	February 17, 2021